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                                                                    EXHIBIT 23.2

Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement on Form S-4, of our report dated March 9, 1999, with respect to the consolidated balance sheets of Terra Nova (Bermuda) Holdings Ltd. and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998.

We also consent to the reference to our firm under the heading "Experts" herein.



PricewaterhouseCoopers
Hamilton, Bermuda
October 7, 1999